UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2015

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 11, 2015, Atlas Financial Holdings, Inc. ("Atlas") acquired Anchor Holdings, Inc. and its sole insurance subsidiary, Global Liberty Insurance Company of New York (“Global”) and other affiliated entities from Mr. Hossni Elhelbawi (the “Seller”) for a purchase price of approximately $25 million pursuant to the terms of a previously announced definitive stock purchase agreement ("SPA") among the parties (the “Acquisition”). The purchase price consisted of 4 million preferred shares of Atlas (the “Preferred Shares”) valued at $4 million for purposes of the SPA, with the remainder of the purchase price paid in cash as set forth in the SPA. The purchase price is subject to post-closing adjustment under certain conditions as set forth in the SPA.

The Preferred Shares may be converted into common shares of Atlas (“Common Shares”) at the option of the holder at any time following the fifth anniversary of issuance at an initial rate of 0.05 Common Shares for each Preferred Share converted (subject to adjustment), and the Preferred Shares may be redeemed at the election of Atlas or the Seller at any time following the second anniversary of issuance at a redemption price of $1.00 per share. The Preferred Shares are entitled to annual dividends of $0.045 per share (which may be paid in additional Preferred Shares) and have a liquidation preference equal to the greater of (i) $1.00 per share plus accrued and unpaid dividends and (ii) an amount equal to the amount the Preferred Shares would have received upon a liquidation of Atlas if such Preferred Shares had been converted into Common Shares immediately prior to such liquidation.

The SPA has previously been filed as Exhibit 2.1 to Atlas’s Current Report on Form 8-K filed with the SEC on October 20, 2014, and the description of the terms of the SPA set forth above is qualified in its entirety by the full terms and conditions of the SPA.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth above in “Item 2.01- Completion of Acquisition or Disposition of Assets” is incorporated herein by reference. The issuance by Atlas of the Preferred Shares constituting a portion of the total consideration paid pursuant to the SPA was made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, or another applicable exemption.

Item 7.01.    Regulation FD Disclosure.

On March 11, 2015, Atlas issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)
Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)    Exhibits.

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated as of October 17, 2014, between Mr. Hossni Elhelbawi, Atlas Financial Holdings, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.1 of Atlas’ Current Report on Form-K filed October 20, 2014).

99.1	Press release of Atlas Financial Holdings, Inc., dated March 11, 2015.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
/s/ Paul A. Romano By: Paul A. Romano (Vice President and Chief Financial Officer)
March 16, 2015